EXHIBIT 23.1

INDEPENDENT ACCOUNTANTS’ CONSENT

We hereby consent to the use in this Registration Statement on Form S-4 of Incara, Inc. of our reports dated November 1, 2002, except for Note Q as to which the date is September 17, 2003, relating to the financial statements and financial statement schedules of Incara Pharmaceuticals Corporation and Incara Development, Ltd., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

September 17, 2003